Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-283240) and Form S-8 (No. 333-282930) of SOW Good, Inc. (the Company), of our report dated March 27, 2025, relating to the financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

March 27, 2025